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                                                                     EXHIBIT 3.5

                              AMENDMENT TO BY-LAWS

                                       OF

                                  ULTRAK, INC.

         The following amendment to Article V of the By-Laws of Ultrak, Inc. was adopted by the Board of Directors of Ultrak, Inc. on May 3, 2002 and approved by the shareholders of the Ultrak, Inc. on June 7, 2002.

         The following Article V amends and restates the existing Article V of the By-Laws in its entirety to read as follows:

                                    ARTICLE V

                                    OFFICERS

         Section 1. General. The Board of Directors shall elect or appoint any such officers as the Board of Directors deems appropriate, including any one or more of the following officers: Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Controller, Assistant Controller, and such other officers as may be deemed necessary or advisable by the Board of Directors from time to time. The Board of Directors may elect two persons to the same office and the titles of such persons shall be as designated by the Board of Directors (e.g.-Co-Chief Executive Officers or Joint Chief Executive Officers). Two or more offices may be held by the same person.

         Section 2. Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint the officers of the Corporation. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time by the Board of Directors.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors or a designated committee thereof.

         Section 4. Term. Each person elected to serve as an officer of the Corporation shall hold office until his or her successor is duly elected or appointed and qualified or until the officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors or a designated committee thereof. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

         Section 5. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation and shall report directly to the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and shall preside when present at all meetings of the shareholders. The Chairman of the Board shall exercise such other powers and perform such other duties as the Board of Directors may from time to time determine.

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         Section 6. Vice Chairman of the Board. The Vice Chairman of the Board
shall, in the absence of the Chairman of the Board, preside when present at all meetings of the Board of Directors and shall preside when present at all meetings of the shareholders. The Vice Chairman of the Board shall exercise such other powers and perform such other duties as the Board of Directors or the Chairman of the Board may from time to time determine.

         Section 7. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chief Executive Officer shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside when present at all meetings the Board of Directors and at all meetings of the shareholders. The Chief Executive Officer title may be referred to or written as "CEO."

         Section 8. President. The President shall perform such duties in connection with the operation of the Corporation as the Chief Executive Officer shall from time to time determine and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The President shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 9. Chief Operating Officer. The Chief Operating Officer shall perform such duties in connection with the operation of the Corporation as the Chief Executive Officer shall from time to time determine and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The Chief Operating Officer shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Operating Officer title may be referred to or written as "COO."

         Section 10. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such duties as the Chief Executive Officer may from time to time determine and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The Chief Financial Officer shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Financial Officer title may be referred to or written as "CFO."

         Section 11. Vice President. The Vice Presidents shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in the absence of a Chief Executive Officer, as determined by the Board of Directors. The Vice Presidents shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Executive Officer or the Board of Directors may use such terms in the designation of a Vice President as deemed appropriate (e.g.-Executive Vice President and Senior Vice President).

         Section 12. Assistant Vice President. The Assistant Vice Presidents shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in

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the absence of the Chief Executive Officer, as determined by the Board of
Directors. The Assistant Vice Presidents shall report as directed by the Chief Executive Officer or in the absence of the Chief Executive Officer, as directed by the Board of Directors. The Chief Executive Officer or the Board of Directors may use such terms in the designation of an Assistant Vice President as deemed appropriate.

         Section 13. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all proceedings of the meetings of the Board of Directors and all meetings of the shareholders in a book to be kept for that purpose and shall perform like duties of any committee of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and meetings of shareholders, and shall exercise such powers and perform such other duties as the Chief Executive Officer may from time to time determine, and in the absence of the Chief Executive Officer, as determined by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by such Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the signature of such other officer. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties of the office of secretary of a corporation. The Secretary shall report as directed by the Chief Executive Officer, or in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 14. Assistant Secretary. The Assistant Secretary shall, in the absence of the Secretary, exercise the powers and perform the duties of the Secretary and shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time determine or as determined by another officer designated by the Chief Executive Officer and, in the absence of the Chief Executive Officer, as determined by the Board of Directors. The Assistant Secretary shall report as directed by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as directed by the Board of Directors.

         Section 15. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, when the Board of Directors so requires, an account of all of the Treasurer's transactions. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Chief Financial Officer, if

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one is so designated, and the Treasurer shall perform such other duties as may be determined by the Chief Executive Officer or, in the absence of the Chief Executive Officer, as determined by the Board of Directors.

         Section 16. Assistant Treasurer. The Assistant Treasurer shall assist the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer may from time to time determine or, in the absence of the Chief Executive Officer, as determined by the Board of Directors.

         Section 17. Controller. The Controller shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. The Controller shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. The Controller shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, the Controller shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Chief Financial Officer, if one is so designated, and the Controller shall perform such other duties as may be determined by the Chief Executive Officer or the Chief Financial Officer and, in the absence of the Chief Executive Officer and the Chief Financial Officer, as determined by the Board of Directors.

         Section 18. Assistant Controller. The Assistant Controller shall assist the Controller, and in the absence of the Controller or in the event of the Controller's inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties.